                                                                EXHIBIT 10.12



                             SYPRIS SOLUTIONS, INC.
                    1994 STOCK OPTION PLAN FOR KEY EMPLOYEES
                           ADOPTED ON OCTOBER 27,1994

               AS AMENDED AND RESTATED EFFECTIVE DECEMBER 18, 2002


                                    PREAMBLE

         The Sypris Solutions, Inc. Stock Option Plan for Key Employees is a restatement of the Group Technologies Corporation 1994 Stock Option Plan for Key Employees adopted by Group Technologies Corporation effective October 27, 1994. On March 30, 1998, Sypris Solutions, Inc. became the successor to Group
Technologies Corporation pursuant to a reincorporation merger of Group Technologies Corporation with and into Sypris Solutions, Inc. (the "merger"). Pursuant to the provisions of the merger and the plan, Group Technologies Corporation stock subject to the plan and outstanding options under the plan were automatically by virtue of the merger converted into and replaced by Sypris Solutions, Inc. common stock. The plan was amended and restated: (i) effective March 1, 1998, to reflect the changes caused by the merger and to increase the shares to be issued under the Plan from 1,250,000 to 2,500,000 shares; (ii) effective July 1, 1998, to provide for the granting of performance-based options under the Plan; (iii) effective February 26, 2002, as set forth herein, to increase the number of authorized shares to be issued under the Plan from 2,500,000 to 4,000,000 shares; and (iv) effective December 18, 2002, as set forth herein, to provide for delegation of stock option granting authority for administrative granting purposes.


         1. PURPOSE. The purpose of the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees is to promote the interests of the Company by affording an incentive to certain key employees to remain in the employ of the Company and its Subsidiaries and to use their best efforts in its behalf and to aid the Company and its Subsidiaries in attracting, maintaining, and developing capable personnel of a caliber required to ensure the continued success of the Company and its Subsidiaries by means of an offer to such persons of an opportunity to acquire or increase their proprietary interest in the Company through the granting of incentive stock options, nonstatutory stock options or performance-based options to purchase the Company's stock pursuant to the terms of the Plan.

         2.    DEFINITIONS.

                  A.     "BOARD" means the Company's Board of Directors.

                  B. "CODE" means the Internal Revenue Code of 1986, as amended.

                  C. "COMMITTEE" means the Compensation Committee of the Board that administers the Plan, pursuant to Section 4.

                  D. "COMMON STOCK" means the Company's common stock, $.01 par value, or the common stock or securities of a Successor that have been substituted theretofore pursuant to Section 9.

                  E. "COMPANY" means Sypris Solutions, Inc., a Delaware corporation, with its principal place of business at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

                  F. "DISABILITY" means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and that renders Optionee unable to engage in any substantial gainful activity. An Optionee shall not be considered to have a Disability unless Optionee furnishes proof of the existence thereof in such form and manner, and at such time, as the Committee may require.

                  G. "ISO" means an option to purchase Common Stock which at the time the option is granted under the Plan qualifies as an incentive stock option within the meaning of Code Section 422.

                  H. "NSO" means a nonstatutory stock option to purchase Common Stock which at the time the option is granted under the Plan does not qualify as an ISO.

                  I. "OPTION PRICE" means the price to be paid for Common Stock upon the exercise of an option granted under the Plan in accordance with Section 7.B.

                  J. "OPTIONEE" means an employee to whom options have been granted under the Plan.

                  K. "OPTIONEE REPRESENTATIVE" means the Optionee's estate or the person or persons entitled thereto by will or by applicable laws of descent and distribution.

                  L.     "PERFORMANCE-BASED OPTION"  means  an  option   granted
         pursuant to the provisions of Section 7.O.

                  M. "PLAN" means the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees, as set forth herein, and as amended from time to time.

                  N. "SUBSIDIARY" shall mean any corporation which at the time an option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Code Section 424(f), or any similar provision thereafter enacted.

                  O. "SUCCESSOR" means the entity surviving a merger or consolidation with the Company, or the entity that acquires all or a substantial portion of the Company's assets or outstanding capital stock (whether by merger, purchase or otherwise).

                  P. "TARGET SHARE PRICE" means the price per share of Common Stock set by the Board in the option agreement that establishes the point at which a Performance-Based Option vests in accordance with
         Section 7.O.

                  Q. "TEN PERCENT SHAREHOLDER" means an employee who, at the time an option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary employing the Optionee or of its parent (within the meaning of Code Section 424(e)) or subsidiary (within the meaning of Code Section 424(f)) corporation.

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         3.     SHARES SUBJECT TO PLAN.

                A. AUTHORIZED UNISSUED OR TREASURY SHARES. Subject to the provisions of Section 9, the shares to be delivered upon exercise of options granted under the Plan shall be made available, at the discretion of the Board, from the authorized unissued shares or treasury shares of Common Stock.

                B. AGGREGATE NUMBER OF SHARES. Subject to adjustments and substitutions made pursuant to the provisions of Section 9, the aggregate number of shares that may be issued upon exercise of all options that may be granted under the Plan shall not exceed two million five hundred thousand (2,500,000) of the Company's authorized shares of Common Stock. Effective February 26, 2002, but subject to approval by shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders, the aggregate number of shares shall be increased to four million (4,000,000) of the Company's authorized shares of Common Stock.

                C. SHARES SUBJECT TO EXPIRED OPTIONS. If any option granted under the Plan expires or terminates for any reason without having been exercised in full in accordance with the terms of the Plan, the shares of Common Stock subject to, but not delivered under, the option shall become available for any lawful corporate purpose, including for transfer pursuant to other options granted to the same employee or other employees without decreasing the aggregate number of shares of Common Stock that may be granted under the Plan.

         4.     ADMINISTRATION.   The Plan  shall  be  administered  by  the
Compensation Committee of the Board. The Compensation Committee shall have full power and authority to construe, interpret, and administer the Plan and to adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company.

         5.     GRANT OF OPTIONS.

                A. BOARD AUTHORITY. Subject to the terms, provisions and conditions of the Plan, the Board shall have full and final authority in its discretion: (i) to select the employees to whom options shall be granted; (ii) to authorize the granting of ISOs, NSOs, Performance-Based Options, or a combination of ISOs, NSOs and Performance-Based Options; (iii) to determine the number of shares of Common Stock subject to each option; (iv) to determine the time or times when options shall be granted, the manner in which each option shall be exercisable, and the duration of the exercise period; (v) to fix such other provisions of the option agreement as it may deem necessary or desirable consistent with the terms of the Plan; and (vi) to determine all other questions relating to the administration of the Plan. Except to the extent prohibited by applicable law or the applicable rules of a stock regulatory body or exchange, the Board and the Compensation Committee may allocate any portion of their responsibilities and powers to one or more persons selected by them. Such allocation or delegation may be revoked by the Board and the Compensation Committee at any time. The interpretation of any provisions of the Plan by either the Board or the Compensation Committee shall be final, conclusive, and binding upon all persons and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Board or the Compensation Committee in administering the Plan.

                B. $100,000 ISO LIMITATION. Notwithstanding the foregoing, the aggregate fair market value (determined as of the date the option is granted) of the Common Stock for which ISOs shall first become exercisable by an Optionee in any calendar year under all ISO plans of the Company and its Subsidiaries shall not exceed $100,000. Options in excess of this limitation shall constitute NSOs.

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         6.     ELIGIBILITY.  Key employees  of the Company and its subsidiaries including officers and directors, shall be eligible to receive options under the Plan. No director of the Company who is not also an employee of the Company or a Subsidiary shall be entitled to receive an option under the Plan. Key employees to whom options may be granted under the Plan shall be those elected by the Board from time to time who, in the sole discretion of the Board, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company and its Subsidiaries.

         7. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by an option agreement signed by the Optionee and by a member of the Board on behalf of the Company. An option agreement shall constitute a binding contract between the Company and the Optionee, and every Optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan and that the Board may deem appropriate.

                A. OPTION PERIOD. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Board may extend such period provided that, in the case of an ISO, such extension shall not in any way disqualify the option as an ISO without the Optionee's consent. Except in the case of a Performance-Based Option, such period, including any such extensions, shall not exceed ten (10) years from the date of grant, provided, however, that in the case of an ISO granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five (5) years from the date of grant. The option period in the case of a Performance-Based Option shall be as provided in Section 7.O[4] and [5].

                B.     OPTION PRICE.

                       [1] ISOS AND NSOS.  The  Option  Price  for ISOs and NSOs
                shall be: (i) the fair market value of the Common Stock on the date the option is granted, or (ii) in the case of an ISO granted to a Ten Percent Shareholder, one hundred ten percent (110%) of the fair market value of the Common Stock on the date the option is granted and shall be subject to adjustments in accordance with the provisions of Section 9.

                       [2] PERFORMANCE-BASED OPTIONS.  The  Option  Price  for a
                Performance-Based Option shall be the greater of: (i) the fair market value of the Common Stock on the date the option is granted as provided in Section 7.B[1]; or (ii) the Target Share Price; or (iii) the fair market value of the Common Stock on the date the Target Share Price is deemed to have been achieved, as determined in accordance with Section 7.C and 7.O[3].

                  C. FAIR MARKET VALUE. The fair market value of Common Stock on any given measurement date shall be determined as follows:

                       [1] if the Common Stock is traded on the over-the-counter
                market, the closing sale price for the Common Stock in the over-the-counter market on the measurement date (or if there was no sale of the Common Stock on such date, on the immediately preceding date on which there was a sale of the Common Stock), as reported by the National Association of Securities Dealers Automated Quotation System; or

                       [2] if  the  Common  Stock  is   listed   on  a  national
                securities exchange, the closing sale price for the Common Stock on the Composite Tape on the measurement date; or

                       [3] if  the  Common  Stock  is  neither   traded  on  the
                over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

                  D. PAYMENT OF OPTION PRICE. Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Board deems acceptable, and which other consideration in the Board's sole discretion may include: (i) Common Stock of the Company already owned by the Optionee having a total fair market value on the date of exercise, determined in accordance with Section 7.C., equal to the purchase price, (ii) Common Stock of the Company issuable upon the exercise of a Plan option and withheld by the Company having a total fair market value on the date of exercise, determined in accordance with Section 7.C., equal to the purchase price, as long as the Optionee can produce evidence of ownership for at least six months of a sufficient number of shares of Common Stock of the Company ("Mature Shares") which would cover the option exercise price, or (iii) a combination of cash and Common Stock of the Company (either shares already owned by the Optionee or shares being withheld upon the exercise of a Plan option, with evidence of Mature Shares) having a total fair market value on the date of exercise, determined in accordance with Section 7.C, equal to the amount of the purchase price not paid in cash.

                  E. MANNER OF EXERCISE. Subject to the terms and conditions of any applicable option agreement, any option granted under the Plan may be exercised in whole or in part. To initiate the process for the exercise of an option: (i) the Optionee shall deliver to the Company, or to a broker-dealer in the Common Stock with the original copy to the Company a written notice specifying the number of shares as to which the option is being exercised and, if determined by counsel for the Company to be necessary, representing that such shares are being acquired for investment purposes only and not for the purpose of resale or distribution; and (ii) the Optionee, or the broker-dealer, shall pay for the exercise price of such shares with cash, or if the Board in its discretion agrees to so accept, by delivery to the Company of Common Stock of the Company (either shares already owned by the Optionee or shares being withheld upon the exercise of a Plan option, with evidence of Mature Shares), or in some combination of cash and such Common Stock acceptable to the Board. If payment of the Option Price is made with Common Stock, the value of the Common Stock used for such payment shall be the fair market value of the Common Stock on the date of exercise, determined in accordance with Section 7.C. The date of exercise of a stock option shall be determined under procedures established by the Board, but in no event shall the date of exercise precede the date on which both the written notice of intent to exercise an option and full payment of the exercise price for the shares as to which the option is being exercised have been received by the Company. Promptly after receiving full payment for the shares as to which the option is being exercised and, provided that all conditions precedent contained in the Plan are satisfied, the Company shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee a certificate for such shares of the Common Stock. If an Optionee fails to accept delivery of the Common Stock, the Optionee's rights to exercise the applicable portion of the option shall terminate.

                  F. EXERCISES CAUSING LOSS OF COMPENSATION DEDUCTION. No part of an option may be exercised to the extent the exercise would cause the Optionee to have compensation from the Company and its affiliated companies for any year in excess of $1 million and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m). Any option not exercisable because of this limitation shall continue to be exercisable in any subsequent year in which the exercise would not cause the loss of the Company's or its affiliated companies compensation tax deduction, provided such exercise occurs before lapse of the option, and otherwise complies with the terms and conditions of the Plan and option agreement.

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


                  G. INVESTMENT REPRESENTATION. Each option agreement may provide that, upon demand by the Board for such a representation, the Optionee or Optionee Representative shall deliver to the Board at the time of any exercise of an option or portion thereof a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation before delivery of Common Stock issued upon exercise of an option and before expiration of the option period shall be a condition precedent to the right of the Optionee or Optionee Representative to purchase Common Stock.

                  H. ISOS. Each option agreement which provides for the grant of an ISO to an employee, including a Performance-Based Option that is intended to be an ISO, shall contain such terms and provisions as the Board deems necessary or desirable to qualify such option as an ISO within the meaning of Code Section 422.

                  I. EXERCISE IN THE EVENT OF DEATH OR TERMINATION OF EMPLOYMENT. Unless the Board, in its sole discretion, provides otherwise in the option agreement, these conditions shall apply to the ability of an Optionee to exercise his or her options:

                         [1] If an Optionee  dies;  (i) while an employee of the
                  Company or a Subsidiary, or (ii) within three (3) months after termination of employment with the Company or a Subsidiary because of a Disability, the Optionee's options may be exercised by Optionee Representative, to the extent that the Optionee shall have been entitled to do so on the date of death or employment termination, but not later than the expiration date specified in Section 7.A or one (1) year after the Optionee's death, whichever date is earlier.

                         [2] If an  Optionee's  employment  by the  Company or a
                  Subsidiary terminates because of the Optionee's Disability and the Optionee has not died within the following three (3) months, the Optionee may exercise his or her options, to the extent that he or she shall have been entitled to do so at the date of employment termination, at any time, or from time to time, but not later than the expiration date specified in
                  Section 7.A or one (1) year after termination of employment, whichever date is earlier.

                         [3] If  an  Optionee's  employment terminates by reason
                  of retirement in accordance with the terms of the Company's tax-qualified retirement plans or with the consent of the Board, all right to exercise his or her options shall terminate at the expiration date specified in Section 7.A or three (3) months after employment termination, whichever date is earlier.

                         [4] If  an  Optionee's  employment  terminates  for any
                  reason other than death, Disability, or retirement, all rights to exercise his or her options shall terminate on the date of employment termination.

                  J. LEAVES OF ABSENCE. The Board may, in its discretion, treat all or any portion of any period during which an Optionee is on military or on an approved leave of absence from the Company or a Subsidiary as a period of employment of such Optionee by the Company or Subsidiary for purposes of accrual of the Optionee's rights under the Plan. Notwithstanding the foregoing, if a leave of absence exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, the Optionee's employment by the Company or a Subsidiary for the purposes of the Plan shall be deemed to have terminated on the 91st day of the leave.


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



                  K. TRANSFERABILITY OF OPTIONS. An option granted under the Plan may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee to whom granted, may be exercised only by the Optionee.

                  L. NO RIGHTS AS SHAREHOLDER. No Optionee or Optionee Representative shall have any rights as a shareholder with respect to Common Stock subject to option before the date of transfer to the Optionee of a certificate or certificates for the shares.

                  M. NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any option granted under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary by which an Optionee is employed to terminate employment at any time.

                  N. TAX WITHHOLDING. To the extent required by applicable law, the Optionee shall, on the date of exercise, make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or any sale of shares. The Board, in its sole discretion, may permit these obligations to be satisfied in whole or in part with: (i) cash paid by the Optionee or by a broker-dealer on behalf of the Optionee, (ii) shares of Common Stock that otherwise would be issued to the Optionee upon exercise of the option, as long as the Optionee can produce evidence of ownership of Mature Shares, and/or (iii) shares of Common Stock already owned by the Optionee. The Company shall not be required to issue shares for the exercise of an option until such tax obligations are satisfied and the Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionee.

                  O. PERFORMANCE-BASED OPTIONS. The Board may grant Performance-Based Options under the Plan subject to the following terms and conditions and such other terms and conditions provided by the Board in the option agreement that are not inconsistent with the Plan:

                         [1]  ISOS AND NSOS. The  option  agreement  shall state
                  whether the Performance-Based Options are intended to be NSOs or ISOs.

                         [2]  VESTING.  Performance-Based Options  shall vest in
                  equal twenty percent (20%) annual installments over a five (5) year period, beginning with vesting of the first 20% installment on the second anniversary of the date the Target Share Price has been achieved, with full vesting of the option occuring on the sixth anniversary of the date the Target Share Price has been achieved.

                         [3] ACHIEVEMENT OF TARGET SHARE PRICE. The Target Share
                  Price shall be deemed to have been achieved on the first business day following the calendar quarter in which the average daily fair market value of the Common Stock, determined in accordance with Section 7.C., equals or exceeds the Target Share Price for the preceding calendar quarter. The Board will confirm the achievement of the Target Share Price and the Option Price as soon as administratively practicable after the Target Share Price has been achieved.

                         [4] NSO OPTION PERIOD. Performance-Based Options issued
                  as NSOs shall expire and cease to be exercisable at the earliest of the following times: (i) failure to achieve the Target Share Price within such time period as designated by the Board in the option agreement; or (ii) on the eighth anniversary of the date the Target Share Price is achieved; or
                  (iii) the date provided in Section 7.I; or (iv) thirty (30) days after the Board makes a determination that the optionee is no longer a "key employee"; or (v) any earlier time provided by the Board in the option agreement.




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


                         [5] ISO OPTION PERIOD. Performance-Based Options issued
                  as ISOs shall expire and cease to be exercisable at the earliest of the following times: (i) failure to achieve the Target Share Price within such time period as designated by the Board in the option agreement; or (ii) the earlier of ten
                  (10) years from the date of grant of the option or the eighth anniversary of the date the Target Share Price is achieved; or
                  (iii) the date provided in Section 7.I; or (iv) thirty (30) days after the Board makes a determination that the optionee is no longer a "key employee"; or (v) any earlier time provided by the Board in the option agreement.

         8. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver Common Stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Common Stock before: (i) the listing of the Common Stock on any stock exchange or over-the-counter market on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. To the extent the Company meets the then applicable requirements for the use thereof and to the extent the Company may do so without undue cost or expense, and subject to the determination by the Board of Directors of the Company that such action is in the best interest of the Company, the Company intends to register the issuance and sale of such Common Stock by the Company under federal and applicable state securities laws using a Form S-8 registration statement under the Securities Act of 1933, as amended, or such successor Form as shall then be available.

         9.     CAPITAL ADJUSTMENTS AFFECTING STOCK, MERGERS AND CONSOLIDATIONS.

                A. CAPITAL ADJUSTMENTS. In the event of a capital adjustment in the Common Stock resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to the Plan and the number of shares under option shall be automatically adjusted to take into account such capital adjustment. By virtue of such a capital adjustment, the price of any share under option shall be adjusted so that there shall be no change in the aggregate purchase price payable upon exercise of any such option.

                B. MERGERS AND CONSOLIDATIONS. In the event the Company merges or consolidates with another entity, or all or a substantial portion of the Company's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Successor, the kind of shares of Common Stock that shall be subject to the Plan and to each outstanding option shall, automatically by virtue of such merger, consolidation or acquisition, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than the Common Stock, of the Successor, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such merger, consolidation or acquisition, each Optionee shall have the right to purchase (a) that number of shares of common stock of the Successor that have a book value equal, as of the date of such merger, conversion or acquisition, to the book value, as of the date of such merger, conversion or acquisition, of the shares of Common Stock of the Company theretofore subject to the Optionee's option, (b) for a purchase price per share that, when multiplied by the number of shares of common stock of the Successor subject to the option, shall equal the aggregate Option Price at which the Optionee could have acquired all of the shares of Common Stock of the Company theretofore optioned to the Optionee.


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


                C. NO EFFECT ON THE COMPANY'S RIGHTS. The granting of an option pursuant to the Plan shall not effect in any way the right and power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

         10. AMENDMENT, SUSPENSION, OR TERMINATION. The Board shall have the right, at any time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company, except that, without approval by shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders, no amendment shall be made that would:

                 A. increase the maximum number of shares of Common Stock which may be delivered under the Plan, except as provided in Section 9;

                 B. change the Option Price for an ISO, except as provided in Section 9;

                 C. extend the period during which an ISO may be exercised beyond the period provided in Section 7.A;

                 D. make any changes in any outstanding option, without the consent of the Optionee, which would adversely affect the rights of the Optionee; or

                E.      extend the termination date of the Plan.

         11. EFFECTIVE DATE, TERM AND APPROVAL. The effective date of the Plan is October 27, 1994 (the date of Board adoption of the Plan). The Plan was approved by stockholders of the Company holding not less than a majority of the shares present and voting at its 1995 annual meeting on April 21, 1995. The Plan shall terminate ten (10) years after the effective date of the Plan and no options may be granted under the Plan after such time, but any option granted prior thereto may be exercised in accordance with its terms.

         12. GOVERNING LAW; SEVERABILITY. The Plan shall be governed by the laws of the State of Delaware. The invalidity or unenforceability of any provision of the Plan or any option granted pursuant to the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the options granted hereunder, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the options granted hereunder.

         Dated this 18th day of December, 2002.



                                       SYPRIS SOLUTIONS, INC.




                                       By:/S/ JEFFREY T. GILL
                                          Jeffrey T. Gill
                                          President and Chief Executive Officer


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